UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): December 15, 2008
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.02 Termination of a Material Definitive Agreement
On December 15, 2008, MedCath Corporation (the “Company”) redeemed the outstanding 9 7/8% senior notes (“Senior Notes”) issued by MedCath Holdings Corp., a wholly owned subsidiary of the Company, for approximately $111.2 million, which included the payment of a repurchase premium of $5.0 million. The Senior Notes were redeemed through borrowings under the Company’s senior secured credit facility and available cash on hand. In addition to the aforementioned repurchase premium the Company will incur approximately $2.0 million in expense related to the write-off of previously incurred financing costs associated with the Senior Notes.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: December 19, 2008	By:	/s/Jeffrey L. Hinton

Jeffrey L. Hinton Executive Vice President and Chief Financial Officer